UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
May 13, 2010

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Rent-A-Center, Inc. was held on May 13, 2010. At the meeting, the registrant’s stockholders voted on two matters: (1) election of three Class I Directors, and (2) ratification of the Audit Committee’s appointment of Grant Thornton, LLP, registered independent accountants, as the registrant’s independent auditors for the fiscal year ended December 31, 2010. The final voting results for each proposal are set forth below.
Proposal One: The individuals named below were elected to a three-year term as Class I Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mitchell E. Fadel	54,711,668	693,662	11,579	3,144,103
Kerney Laday	54,935,095	470,390	11,424	3,144,103
Paula Stern, Ph.D.	54,970,714	436,216	9,979	3,144,103
The following directors’ terms of office as a director continued after the Annual Meeting of Stockholders:
Michael J. Gade
Jeffery M. Jackson
J.V. Lentell
Leonard H. Roberts
Mark E. Speese
Proposal Two: The appointment of Grant Thornton, LLP, registered independent accountants, as our independent auditors for the fiscal year ended December 31, 2010, was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions

58,202,322	346,099	12,591

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: May 13, 2010	By:	/s/ Ronald D. DeMoss
Ronald D. DeMoss
Executive Vice President — General Counsel and Secretary